Exhibit 99.B(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated February 22, 2016, relating to the financial statements and financial highlights which appear in the December 31, 2015 Annual Reports to Shareholders of RS Technology Fund, RS Partners Fund, RS Select Growth Fund, RS Small Cap Equity Fund, RS Global Natural Resources Fund, RS Mid Cap Growth Fund, RS Value Fund, RS Growth Fund, RS Large Cap Alpha Fund, RS Emerging Markets Fund, RS Global Fund, RS International Fund, RS Emerging Markets Small Cap Fund, RS China Fund, RS Floating Rate Fund, RS Strategic Income Fund, RS Tax-Exempt Fund, RS High Yield Fund, RS High Income Municipal Bond Fund, RS Low Duration Bond Fund, RS Investment Quality Bond Fund, RS Small Cap Growth Fund, RS Investors Fund, RS Focused Opportunity Fund and RS Focused Growth Opportunity Fund (each a portfolio of the RS Investment Trust) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Comparison of Other Principal Service Providers,” “Form of Agreement and Plan of Reorganization,” and “Financial Highlights of the Acquired Funds” in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California
March 17, 2016